Exhibit 99

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of AlphaRx, Inc. on Form 10-QSB for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof, Michael Lee, as chief executive officer and chief financial officer of AlphaRx, Inc., do hereby certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

1. The Report fully complies with the requirements of Section 13(a) of the Exchange Act; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of AlphaRx, Inc.


/s/ Michael Lee
-------------------------
Michael Lee
Chief Executive Officer and Chief Financial Officer
February 17, 2003


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